INDUSTRIAL AEROSPACE & DEFENSE Fourth-Quarter and Full-Year 2022 Earnings Call March 15, 2023 EXHIBIT 9.2

Forward-Looking Statements This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including with respect to the Company’s expectations for its performance in 2023 or relating to the Company’s strategic review are forward-looking statements. Actual results may differ materially from the expectations the Company describes in its forward-looking statements. Substantial reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Important factors that could cause actual results to differ materially from expectations include, but are not limited to the inability to achieve expected results in pricing and cost out actions and the related impact on margins and cash flow; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the remediation of the material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the timing and outcome, if any, of the Company’s strategic alternatives review; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and the risks detailed from time to time in the Company’s periodic reports filed with the SEC. The Company has provided additional information about the risks facing the business in its annual report on Form 10-K and subsequent periodic and current reports most recently filed with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. 2

Use of Non-GAAP Financial Measures Within this presentation, the Company uses the non-GAAP financial measures organic revenue, adjusted net income, adjusted EBITDA, compliance adjusted EBITDA, adjusted operating income (or AOI), adjusted operating margin (or AOI%), adjusted earnings per share, net debt, net leverage, compliance leverage and adjusted free cash flow. Non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating CIRCOR’s current operating performance and future prospects in the same manner as management does if they so choose. These non-GAAP financial measures also allow investors and others to compare CIRCOR’s current financial results with CIRCOR’s past financial results in a consistent manner. Non-GAAP reconciliations can be found in the Appendix. Specifically: • We exclude the FX impact on revenue as FX can materially change. We believe the FX impact are not indicative to our normal operating revenue. • We exclude costs and tax effects associated with special and restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to special and restructuring activities are not indicative of our normal operating costs. • We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs. • We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies. • We exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements. • We exclude the results of discontinued operations. We exclude goodwill impairment charges. We exclude these costs because we do not believe they are indicative of our normal operating costs. • Due to the significance of recently sold or exited businesses and to provide a comparison of changes in our revenue and orders (an operating measure), we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures and/or exited businesses completed prior to December 31, 2022, were completed on January 1, 2021, and excluding the impact of changes in foreign currency exchange rates. Please refer to the Appendix of this presentation for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. 3

Agenda and Speakers • Executive Overview • 4Q’22 and FY’22 Financial Performance • FY’23 Guidance • Market Outlook • Q&A Tony Najjar President & Chief Executive Officer AJ Sharma Chief Financial Officer & SVP, Business Development 4

CEO Commentary 5 • People. Our teams demonstrated strong focus on execution and on our customers, and resilience delivering a great quarter, exceeding expectations. • Performance. We delivered 19% organic orders growth and 550 bps of margin expansion in the quarter, navigating ongoing supply chain and macroeconomic challenges. • Progress. We continued to make measurable progress on our strategic priorities: growth, margin expansion, and de-levering our balance sheet.

Delivering on our Strategic Priorities Margin Expansion Growth De-Levering our Balance Sheet • Value pricing • Simplification • Best-cost country sourcing and manufacturing • Factory modernization • Leveraging products and technologies in growing markets • Deepening customer engagement • Expanding strong aftermarket business • Exited loss-making Pipeline Engineering business • Continued focus on improving cash flow from operations • Leveraging select sale-leaseback transactions 6

4Q’22 and FY’22 Highlights 7 4Q’22: • Record backlog of $543M • Industrial organic orders +29% y/y • Value pricing, volume, cost-out actions and exit of PE delivering margin expansion FY’22: • Solid execution navigating supply chain constraints and inflationary environment • Successful pricing performance • Overhead cost reduction and cost controls YOY Compare 4Q’22 FY’22 Organic orders +19% +12% Backlog +22% Revenue +5% +4% Organic revenue +11% +9% AOI (%) +550bps +390bps AOI ($) +62% +61% Adjusted EPS +67% +78% Commentary Organic revenue, Adjusted Operating Income (AOI), AOI%, and Adjusted EPS are non-GAAP measures.

Helium Valves for Flying Whales Airship 8 Higher Pressure / Lower Viscosity 3-Screw pumps Severe service, mission critical applications, pumping low viscosity fluids up to 100 Bar Three frame size pumps covering six displacements Competitive benefits include: • 2X life expectancy • Reduced noise levels • Reduced pressure pulsation Flying Whales new airship designed for heavy load transport up to 60 tons and low environmental footprint FLYING WHALES selected CIRCOR for the development and production of the helium valves Competitive benefits include: • Innovative valve solution with low leakage control • Leverages our core technology in valve design and Electromechanical actuation into new market Targeted Growth Initiatives

4Q'22 Financial Results Summary

CIRCOR

($ in millions, except EPS)

CIRCOR	4Q'22	4Q'21	Change
Backlog	$543	$444	22%
Orders	249	220	13%
Organic %			19%
Revenue	215	205	5%
Organic %			11%
GAAP operating income (loss)	20.2	(19.0)	206%
GAAP operating margin	9.4%	(9.2)%	1860 bps
Adjusted operating income (AOI)	33.2	20.5	62%
AOI%	15.5%	10.0%	550 bps
GAAP earnings (loss) per share (diluted)	$0.27	$(1.40)	119%
Adjusted EPS	$0.77	$0.46	67%
Adjusted EBITDA	37.3	25.0	50%
Adjusted FCF	$19.8	$6.4	209%

* Financial results include results from the Pipeline Engineering business, including $0.0 million of orders, $0.0 million of revenue and $0.0 million of AOI in Q4'22 and $7.1 million of orders, $5.2 million of revenue, and $(3.2) million of AOI in Q4'21.

Comments on 4Q'22 Results

- Organic orders growth primarily driven by navy, pumps aftermarket and downstream
- Broad based organic revenue growth across end markets and businesses
- +550 bps of AOI margin expansion driven by pricing, volume/mix, cost take-out, and exit of Pipeline Engineering
- Adjusted EPS growth of +67%...higher AOI partly offset by higher interest cost
- Strong adjusted FCF performance…cash from operations partially offset by special expenses and CAPEX

Organic revenue, Adjusted Operating Income (AOI), AOI%, Adjusted EPS, Adjusted EBITDA and Adjusted Free Cash Flow (FCF) are non-GAAP measures.

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4Q’22 A&D Segment Highlights 10 Aerospace & Defense 4Q’22 4Q’21 Change Backlog $208 $185 12% Orders 71 74 -4% Organic % -1% Revenue 80 70 14% Organic % 18% AOI $21.8 $18.4 18% AOI% 27.3% 26.3% 100bps Comments on 4Q’22 Results • Organic orders decline…growth in navy, offset by timing of large medical order in prior period • Broad-based organic revenue growth…growth across all businesses • Highest ever AOI margin…pricing, volume, and mix Organic Revenue, Adjusted Operating Income (AOI), and AOI% are non-GAAP measures. ($ in millions)

4Q’22 Industrial Segment Highlights Industrial 4Q’22 4Q’21 Change Backlog $335 $258 30% Orders 178 146 22% Organic % 29% Revenue 135 135 0% Organic % 7% AOI $18.2 $8.7 109% AOI% 13.5% 6.4% 710 bps 11 Comments on 4Q’22 Results • Orders growth driven by pumps aftermarket and downstream • Organic revenue…growth across businesses and markets partly offset by exit of Pipeline Engineering • +710 bps AOI margin expansion…pricing, volume/mix, costs outs, and Pipeline Engineering exit ($ in millions) Organic Revenue, Adjusted Operating Income (AOI), and AOI% are non-GAAP measures. * Financial results include results from the Pipeline Engineering business, including $0.0 million of orders, $0.0 million of revenue and $0.0 million of AOI in Q4’22 and $7.1 million of orders, $5.2 million of revenue, and $(3.2) million of AOI in Q4’21.

Net Debt and Leverage

($ in millions)

	1Q'22	2Q'22	3Q'22	4Q'22
Net Debt[1]	$487	$488	$476	$453
Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (TTM[2])	$78	$83	$96	$108
Net Leverage[3]	6.3x	5.9x	5.0x	4.2x
Compliance Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (TTM)	$96	$100	$108	$118
Compliance Leverage[4]	5.1x	4.9x	4.4x	3.8x

Comments

- ~$55M in sale and sale leaseback transactions in 2022
- Continued De-levering throughout the year…cash from sale leasebacks, and expanding EBITDA

Expect 2023 Year-End Net Leverage in the Mid to High 3s

Net Debt, Adjusted EBITDA and Compliance Adjusted EBITDA are non-GAAP measures. [1] – Net Debt defined as total debt (Term Loan B and revolvers) less cash or cash equivalents [2] – TTM defined as trailing twelve months [3] – Net Leverage is defined as calculated measure of net debt divided by adjusted earnings before taxes, depreciation and amortization TTM [4] – Compliance Leverage is defined as adjusted EBITDA as per the definition in CIRCOR's credit agreement entered into on December 20, 2021, available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001091883/000109188321000033/cir-20211220.htm.

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FY’23 Guide 13 CIRCOR 1st Quarter 2023 Full Year 2023 1Q’23 Guidance Change vs. 1Q’22 (Midpoint) FY’23 Guidance Change vs. FY’22 (Midpoint) Revenue $180 to $190 Organic 3% $767 to $857 Organic 3% AOI $17.5 to 19.0 75% $90 to 105 11% Adjusted EBITDA $21 to $23 41% $110 to $125 8% Interest Cost ~(15) 54% ~$(60) 35% Adjusted EPS $0.11 to $0.17 184% $1.19 to $1.74 -20% Commentary: • Strong backlog and orders trend…helps de-risk demand slow down scenario • Expect easing of inflation and improving supply chains • Continued focus on value pricing, cost controls, and simplification • Continued investment in growth and modernizing of critical factories • Interest rate headwinds Adjusted Operating Income (AOI), Adjusted EBITDA and Adjusted EPS are non-GAAP measures. Please see “Reconciliation of Forward-Looking Non-GAAP Measures” in the Appendix for a discussion of the reconciliation of our Q1 and full year 2023 non-GAAP guidance. ($ in millions, except EPS)

FY’23 Market Outlook – Orders 14 Industrial Vs. PY Approximate Sales Mix (%) Growth Drivers General Industrial Power generation, new business activities for lithium batteries manufacturing, aftermarket, and pricing Commercial Marine Aftermarket growth supported by pricing and increased utilization Downstream O&G Down compared to prior year due to timing of large capital order Other Increase driven by Naval defense orders in US and Europe Aftermarket Solid growth supported by pricing and increased utilization 57 15 19 9 40-45 Aerospace & Defense Vs. PY Approximate Sales Mix (%) Growth Drivers Defense Growth driven by the aftermarket, new products for missiles fusing devices and space applications, and pricing Commercial Growth driven by the recovery in the single isle platforms at Airbus and Boeing and the aftermarket supported by pricing and the rebound in air travel Other Decline driven by timing of large medical order Aftermarket Strength in commercial aero and defense 61 18 21 25-30 1 References in this presentation to “Sales Mix” refers to 2022 financial revenue by end market and geographic market.

2023 Outlook • Ended 2022 with strong momentum, delivering on our strategic priorities • Industrial segment: • Continue leveraging strong aftermarket position and value-based pricing to drive growth and margin expansion • A&D segment: • Benefitting from ongoing rebound of commercial aerospace market, new products in defense and hydrogen, and sustained momentum in core defense business • Striving for value creation for shareholders through organic revenue and margin growth • New product development, value-based pricing, and simplification • Simultaneously progressing with strategic review 15

INDUSTRIAL AEROSPACE & DEFENSE Appendix

4Q’22 Organic Orders and Revenue vs. PY 17 ($ in thousands) Orders, an operating measure, is defined as a legally binding agreement from an authorized individual at a customer requesting CIRCOR to provide goods and/or services at a fixed or determinable price and CIRCOR is capable of providing such goods and services, when the terms and conditions are firm enough to assure subsequent payment by the customer. The Company uses the measure of Orders to provide a leading indicator of current business demand from customers for products and services. Due to the significance of recently sold or exited businesses and to provide a comparison of changes in orders, we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures and/or exited businesses completed prior to December 31, 2022, were completed on January 1, 2021, and excluding the impact of changes in foreign currency exchange rates. Organic Revenue is a non-GAAP measure.

FY’22 Organic Orders and Revenue vs. PY 18 ($ in thousands) Orders, an operating measure, is defined as a legally binding agreement from an authorized individual at a customer requesting CIRCOR to provide goods and/or services at a fixed or determinable price and CIRCOR is capable of providing such goods and services, when the terms and conditions are firm enough to assure subsequent payment by the customer. The Company uses the measure of Orders to provide a leading indicator of current business demand from customers for products and services. Due to the significance of recently sold or exited businesses and to provide a comparison of changes in orders, we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures and/or exited businesses completed prior to December 31, 2022, were completed on January 1, 2021, and excluding the impact of changes in foreign currency exchange rates. Organic Revenue is a non-GAAP measure.

4Q’22 GAAP Operating (Loss) Income to Adjusted Operating Income 19 ($ in thousands) Note regarding financial statements: Amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding.

4Q’22 GAAP Net (Loss) Income to Adjusted EBITDA 20 ($ in thousands) Note regarding financial statements: Amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding.

4Q’22 GAAP Net (Loss) Income to Adjusted Net Income 21 ($ in thousands) Note regarding financial statements: Amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding.

4Q’22 Net Cash (Used In) Provided by Operating Activities to Adjusted Free Cash Flow 22 ($ in thousands) Previous earnings slides reflected “Net Debt” as “Gross Debt, Net of Cash.” Note regarding financial statements: Amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding.

4Q’22 Segment Information 23 1 Quantifies the impact of the Pipeline Engineering business on the Industrial Segment. Note regarding financial statements: Amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding. ($ in thousands)

17.1% 19.4% 25.1% 26.3% 17.9% 20.2% 23.4% 27.3% Q1 Q2 Q3 Q4 A&D Segment AOI% 24 Quarterly Adjusted Operating Income 4.9% 5.7% 5.6% 6.4% 5.6% 6.8% 12.8% 13.5% Q1 Q2 Q3 Q4 Industrial Segment AOI% 3.8% 5.9% 8.5% 10.0% 5.6% 8.7% 14.0% 15.5% Q1 Q2 Q3 Q4 CIRCOR AOI% $10.0 $11.7 $15.9 $18.4 $11.3 $13.6 $16.9 $21.8 Q1 Q2 Q3 Q4 A&D Segment AOI ($M) 2021 2022 $5.8 $7.2 $7.1 $8.7 $6.9 $8.5 $15.7 $18.2 Q1 Q2 Q3 Q4 Industrial Segment AOI ($M) 2021 2022 $6.8 $11.0 $16.0 $20.5 $10.4 $16.6 $27.3 $33.2 Q1 Q2 Q3 Q4 CIRCOR AOI ($M) 2021 2022 Step Change Performance in H2 * Financial results include results from the Pipeline Engineering business of Q1’2022 $3.0M of revenue and $(3.2M) in AOI, Q2’2022 $0.2M of revenue and $(1.1M) in AOI, Q3’2022 $0.0M of revenue and $(0.2M) in AOI, Q4’2022 $0.0M of revenue and $0.0M in AOI and Q1’2021 $3.0M of revenue and $(2.5M) in AOI, Q2’2021 $3.1M of revenue and $(1.8M) in AOI, Q3’2021 $3.2M of revenue and $(2.5M) in AOI, Q4’2021 $5.2M of revenue and $(3.2M) in AOI. Note regarding financial statements: Amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding. Adjusted Operating Income (AOI) and AOI % is a non-GAAP measure.

Reconciliation of Forward-Looking Non-GAAP Measures 25 This presentation contains forward-looking estimates of organic revenue growth, AOI, adjusted EBITDA and adjusted EPS for full year 2022. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth on slide 3 (“Use of Non-GAAP Financial Measures”)) that we provide to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of full year 2023 organic revenue growth, AOI, adjusted EBITDA and adjusted EPS to a forward-looking estimate of full year 2023 GAAP revenue growth, GAAP operating income (loss), GAAP net income (loss) and GAAP EPS because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures for full year 2023 is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in currency exchange rates, our GAAP effective tax rate, unanticipated gains or losses, and other unanticipated non-recurring items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.